EXHIBIT 99.1

INTERNATIONAL GOLD CORP

NEWS RELEASE
October 1, 2013

International Gold Corp. and
SignalChem Lifesciences Corporation Terminate Letter of Intent

Vancouver, British Columbia, October 1, 2013 (ITGC:OTCQB) – International Gold Corp. (“IGC”) announced today both SignalChem Lifesciences Corporation (“SLC”) and IGC have agreed to terminate their Letter of Intent as previously announced on July 18, 2012.

The Company further announces that it has closed its second tranche of a non-brokered private placement for 1,407,500 shares offered at $0.20 per share for Gross proceeds of $259,750. In total the Company sold 1,705,000 Shares for an aggregate total of $319,250.

All securities distributed pursuant to the Private Placements will be subject to a hold period of four months following closing in accordance with applicable Canadian securities laws and such other further restrictions as they apply under foreign securities laws.

Robert M Baker, President
International Gold Corp.
Phone – 604-328-4686
Email: bobbaker@internationalgoldcorp.net

DISCLAIMER Forward-Looking Statements:  Except for statements of historical fact, this press release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products.  Such forward-looking statements are based on present circumstances and on IGC’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which IGC has little or no control.  Such forward-looking statements are made only as of the date of this release, and IGC assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.